Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

	We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (pertaining to the Scott's Liquid Gold-Inc. 2005 Stock Incentive Plan as amended) of our report dated March 10, 2008, relating to the consolidated financial statements of Scott's Liquid Gold-Inc. as of December 31, 2007 and 2006 and for the years then ended, which appear in the Form 10-KSB of Scott's Liquid Gold-Inc. for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                               /s/ Ehrhardt Keefe Steiner & Hottman P.C.
                               -----------------------------------------
                               Ehrhardt Keefe Steiner & Hottman P.C.

Denver, Colorado
December 16, 2008